UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 21, 2012, ZaZa Energy Corporation (“our” or the “Company”) issued and sold Senior Secured Notes due 2017 (the “Senior Secured Notes”) in the aggregate principal amount of $100,000,000 and warrants to purchase shares of the Company’s common stock pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) with MSDC ZEC Investments, LLC, Senator Sidecar Master Fund LP, O-CAP Offshore Master Fund, L.P., O-CAP Partners, L.P., Capital Ventures International, Talara Master Fund, LTD., Blackwell Partners, LLC, Permal Talara LTD. and Winwill Investments LLC (collectively, the “Purchasers”).  The Purchasers currently hold $13.9 million in aggregate principal amount of our Senior Secured Notes and warrants to purchase 3,178,188 shares of our common stock.

Prior to the amendment described below, the Securities Purchase Agreement provided that each holder of Senior Secured Notes had the right, beginning on February 21, 2015, to give notice to the Company, requiring the Company to repurchase up to 100% of such Purchaser’s Senior Secured Notes at par plus accrued and unpaid interest (the “Senior Secured Notes Put Option”). The Company would have had 60 days after such notice to repurchase any such Senior Secured Notes.

On February 27, 2015, the Company and the Purchasers completed execution of Amendment No. 7 to the Securities Purchase Agreement (“Amendment No. 7”) effective February 24, 2015.  Amendment No. 7 amended the Securities Purchase Agreement to delay the earliest date that any noteholder could exercise the Senior Secured Notes Put Option by 30 days (from February 21, 2015 to March 23, 2015).  Amendment No. 7 also contains a corresponding decrease from 60 days to 30 days of the time period afforded to the Company to complete the repurchase of the Senior Secured Notes of any holder that exercises its rights in accordance with the terms of Senior Secured Notes Put Option.  Other changes to the Securities Purchase Agreement as a result of Amendment No. 7 include (i) relief from the “going concern” requirements for the Company’s fiscal year 2014 financial statements (similar to the relief the Company previously received with respect to its fiscal year 2012 and 2013 financial statements) and (ii) a waiver of technical defaults that had arisen under the Securities Purchase Agreement as a result of the Company’s previously announced amendments to the Company’s 8.00% Subordinated Notes due 2017 that occurred on January 19, 2015.

The foregoing description of the Amendment No. 7 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Amendment No. 7, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On February 27, 2014, the Company updated its management presentation.  A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1*	Amendment No. 7 to the Securities Purchase Agreement
99.1**	Management Presentation (March 2015)

* Filed herewith

** Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2015

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amendment No. 7 to the Securities Purchase Agreement
99.1**	Management Presentation (March 2015)

* Filed herewith

** Furnished herewith

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